Exhibit 99.1

UNITED INDUSTRIAL CORPORATION

Contact:	Stuart F. Gray
Treasurer
(410) 628-8686

UNITED INDUSTRIAL REPORTS

FINANCIAL RESULTS FOR FIRST QUARTER ENDED MARCH 31, 2007

•                  Board of Directors Declares Dividend

HUNT VALLEY, MD, May 9, 2007 — United Industrial Corporation (NYSE: UIC) today reported financial results for its first quarter ended March 31, 2007.  The company designs, produces and supports aerospace and defense systems through its wholly owned subsidiary, AAI Corporation, and AAI Corporation’s direct and indirect wholly owned subsidiaries, AAI Services Corporation, Aerosonde Pty Ltd, Aerosonde North America Incorporated, ESL Defence Limited, McTurbine Inc. and Symtx, Inc.  Its high-technology products and services include unmanned aircraft systems, training and simulation systems, automated aerospace test and maintenance equipment, armament systems, aviation ground support equipment, logistical and engineering services, and maintenance, repair and overhaul activities.

On December 29, 2006, United Industrial divested its energy segment, which consisted of Detroit Stoker Company, as part of the company’s ongoing strategy to focus on its core defense business.  The former energy segment was previously reported as part of continuing operations and is now included in discontinued operations.  Accordingly, the historical results of operations and financial position of the discontinued energy operation reflected in the Consolidated Statements of Operations and Cash Flows for the three-month period ending on March 31, 2006 are included in discontinued operations and discussed separately in the information that follows.

Financial Results for the First Quarter Ended March 31, 2007

Net sales for the first quarter of 2007 increased 25.0% to $160.8 million from $128.7 million during the same period in 2006.  The growth in net sales was primarily due to $10.7 million increased volume on aircraft Maintenance Training Device (“MTD”) programs, $7.7 million of increased sales for the Unmanned Aircraft Systems (“UAS”) One System® ground control system including greater developmental efforts supporting the Extended Range Multi-Purpose UAS program and production of the new Remote Video Terminal ground control systems, an increase of $6.3 million in logistical support for fielded Shadow® 200 Tactical Unmanned Aircraft Systems (“Shadow 200 TUAS”), and a $2.5 million increase in engineering activities primarily related to new UAS initiatives.  In addition, the company’s 2006 acquisitions contributed $18.5 million to net sales in the first quarter of 2007.  These increases were partially offset by a decrease of $13.8 million in the Shadow 200 TUAS production program, primarily due to the timing of material requirements in the first quarter of 2007.

Operating margin for the first quarter of 2007 was 10.4% and was essentially unchanged from the first quarter of 2006.  Favorable performance on UAS contracts had a positive impact on operating margin in 2007, offset primarily by increased intangible asset amortization expense and other costs associated with the integration of acquisitions made after the first quarter of 2006, and the timing of award fee income recognition for the Biological Detection Systems (“BDS”) program.  In 2006, the company began accruing award fees for the BDS program instead of recognizing such award fees upon notification from the customer. This change was deemed appropriate because historical performance provided a reasonable basis to estimate revenue and income, which resulted in the income being recognized throughout the year.  In the first quarter of 2006, in addition to an estimated award fee for that period, an award fee representing six months of prior period performance was recorded upon notification of the award.

Net income from continuing operations for the first quarter of 2007 increased 31.0% to $10.0 million, or $0.75 per diluted share, from $7.7 million, or $0.61 per diluted share, during the same period in 2006.

Net income, including results of both continuing and discontinued operations, for the first quarter of 2007 increased 7.3% to $9.2 million, or $0.69 per diluted share, from $8.6 million, or $0.67 per diluted share, during the same period in 2006.

Financial Results for Discontinued Operations

The company recorded a loss, net of tax benefit, from discontinued operations for the first quarter of 2007 of $0.8 million and income, net of tax provision, for the first quarter of 2006 of $0.9 million including $1.2 million from the company’s discontinued energy segment divested on December 29, 2006.  The loss in the first quarter of 2007 was primarily attributable to on-going litigation costs involving AAI’s claims under a labor and materials bond.

Funded New Orders and Funded Backlog

During the first quarter of 2007, the company received $215.7 million of funded new orders for products and services, an increase of $48.6 million, or 29.1%, compared to $167.1 million of funded new orders during the same period in 2006.

Funded backlog for the company’s continuing operations was $717.1 million at March 31, 2007, an increase of $54.9 million, or 8.3%, from $662.2 million at December 31, 2006.

The company’s funded new orders in the first quarter of 2007 included the following awards:

Unmanned Aircraft Systems

•                  $61.3 million from the U.S. Army for continuation of the performance-based logistic support activities for delivered Shadow 200 TUAS;

•                  $42.4 million additional funding from the U.S. Army for the five Shadow 200 TUAS ordered in October 2006;

•                  $16.2 million from the U.S. Army for recondition or repair of Shadow 200 TUAS returned from deployment;

•                  $11.9 million from the U.S. Army for 246 additional TUAS One System Remote Video Terminals, 147 antenna systems, spares, training and logistics support;

•                  $5.6 million from General Atomics for the Extended Range/Multi-Purpose Unmanned Aircraft System ground control station development program;

Services and Logistics

•                  $14.9 million from the U.S. Air Force for a C-17 aircraft maintenance trainer device;

•                  $8.5 million from the U.S. Army for logistics support of the joint service Biological Detection Systems program;

•                  $5.1 million from the U.S. Navy for EA-6B aircraft hydraulics logistics support.

Dividend Declaration

The company also announced today that its Board of Directors has declared a dividend of $0.10 per share on its common stock, payable May 30, 2007 to shareholders of record at the close of business on May 22, 2007.

Share Repurchase Plan

On November 17, 2006, United Industrial’s Board of Directors authorized a stock purchase plan for up to $50.0 million. At December 31, 2006, $44.7 million remained available under the stock purchase plan.  During the three months ended March 31, 2007, United Industrial purchased 827,438 shares at an average market price of $54.04, utilizing the remaining funds available under the plan.

Conference Call Webcast

The company will hold a simultaneous conference call and audio Webcast on Wednesday, May 9, 2007, at 10:00 a.m. (EDT), to discuss financial results for its first quarter ended March 31, 2007.  A live webcast of the call will be accessible for all interested parties in the Investor Relations section on the company’s website, www.unitedindustrial.com, or on www.earnings.com.  Following the call, the webcast will be archived for a period of approximately three months and available at www.unitedindustrial.com or at www.earnings.com.

Use of Non-GAAP Measures

In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the company discloses EBITDA (earnings before interest, taxes, depreciation, and amortization) from continuing operations, which is a non-GAAP measure.  In addition, the company discloses Free Cash Flow, a non-GAAP measure, which equals net cash provided by operating activities less net cash used in acquiring property and equipment, net of retirements.  The company believes EBITDA from continuing operations and Free Cash Flow from continuing operations are used by some investors, analysts, lenders and other parties to measure the company’s performance over time.  Management believes that providing this additional information is useful to understanding the company’s ability to meet capital expenditures and working capital requirements and to better assess and understand operating performance.  The measures allow investors, analysts, lenders and other parties to better evaluate the company’s financial performance and prospects in the same manner as management.  Because the company’s methods for calculating such non-GAAP measures may differ from other companies’ methods, such non-GAAP measures presented may not be comparable to similarly titled measures reported by other companies.  Such measures are not recognized in accordance with GAAP, and the company does not intend for this information to be considered in isolation or as a substitute for GAAP measures.  Reconciliations from non-GAAP reported measures described in this press release to GAAP reported results are provided in the financial tables attached to this press release.

Forward-Looking Information

Except for the historical information contained herein, information set forth in this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” and variations of such words and similar expressions that indicate future events and trends are intended to identify such forward-looking statements which include, but are not limited to, projections of revenues, earnings, cash flows and contract awards.  These forward-looking statements are subject to risks and uncertainties, which could cause the company’s actual results or performance to differ materially from those expressed or implied in such statements.  All information in this press release is as of May 9, 2007.  The company makes no commitment to update any forward-looking statement or to disclose any facts, events, or circumstances after the date hereof that may affect the accuracy of any forward-looking statement.  For additional information about the company and its various risk factors, please see the company’s most recent Annual Report on Form 10-K and other documents as filed with the Securities and Exchange Commission.

United Industrial Corporation & Subsidiaries
Consolidated Earnings Per Share
(Unaudited)

Basic earnings per share for all periods presented was computed by dividing net earnings for the respective period by the weighted average number of shares of the company’s common stock, par value $1.00 per share (“Common Stock”) outstanding during the period.  Diluted earnings per share was computed by dividing net earnings during the period, adjusted to add back the after-tax interest and other charges related to the company’s $120.0 million aggregate principal amount of 3.75% Convertible Senior Notes due September 15, 2024 (“3.75% Convertible Senior Notes”), by the weighted average number of shares of Common Stock outstanding during the period, adjusted to add the weighted average number of potential dilutive shares of Common Stock that would have been outstanding upon the assumed exercise of stock options using the treasury stock method and conversion of the 3.75% Convertible Senior Notes for Common Stock.

Basic and diluted earnings per share amounts for continuing operations were computed as follows:

	Three Months Ended March 31,
	2007			2006
(Dollars in thousands, except per share data)	Earnings	Shares	Per Share	Earnings	Shares	Per Share

Basic Earnings Per Share
Income from continuing operations	$10,025	11,093,009	$0.90	$7,652	11,289,402	$0.68

Effect of Dilutive Securities
Stock Options	—	383,956		—	429,694
3.75% Convertible Senior Notes	876	3,058,356		1,310	3,058,356
Diluted Earnings Per Share
Income from continuing operations	$10,901	14,535,321	$0.75	$8,962	14,777,452	$0.61

United Industrial Corporation & Subsidiaries
Consolidated Statements of Operations
(Dollars in Thousands)
(Unaudited)

	Three Months Ended		2007 vs 2006
	March 31,		Increase/(Decrease)
	2007	2006	Amount	%
Net sales	$160,846	$128,701	$32,145	25.0%
Operating costs and expenses	144,100	115,296	28,804	25.0
Operating income	16,746	13,405	3,341	24.9
Non-operating income and (expense)
Interest income	542	925	(383)	(41.4)
Interest expense	(1,443)	(1,383)	(60)	(4.3)
Other income (expense), net	77	(585)	662	113.2
	(824)	(1,043)	219	21.0

Income from continuing operations before income taxes	15,922	12,362	3,560	28.8
Provision for income taxes	(5,897)	(4,710)	(1,187)	25.2
Income from continuing operations	10,025	7,652	2,373	31.0
(Loss) income from discontinued operations, net of income tax benefit (provision)	(830)	916	(1,746)	(190.6)
Net income	$9,195	$8,568	$627	7.3

United Industrial Corporation And Subsidiaries
Consolidated Condensed Balance Sheets
(Dollars in Thousands)

	March 31,	December 31,
	2007	2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,797	$39,158
Accounts receivable, net	52,665	71,503
Note receivable	833	833
Inventories	95,058	73,700
Prepaid expenses and other current assets	10,240	10,102
Assets of discontinued operations	12,030	11,996
Total current assets	175,623	207,292
Marketable equity securities	10,991	11,392
Deferred income taxes, net of valuation allowance	4,448	4,073
Note receivable	4,167	4,167
Intangible assets, net	26,450	27,894
Goodwill	51,586	51,314
Other assets	5,207	5,466
Property and equipment, net	46,395	47,042
Total assets	$324,867	$358,640

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$21	$2,896
Accounts payable	34,232	39,578
Accrued employee compensation and taxes	18,355	17,506
Customer advances	32,936	29,410
Borrowings under revolving credit facility	5,000	—
Post-retirement benefit obligation other than pension	2,118	2,118
Other current liabilities	16,522	16,971
Liabilities of discontinued operations	12,494	12,113
Total current liabilities	121,678	120,592
Long-term debt	120,026	120,030
Post-retirement benefit obligation other than pension	13,873	14,052
Unfunded status of pension liability	38,430	37,830
Other liabilities	3,321	2,837
Total liabilities	297,328	295,341
Shareholders’ equity:
Preferred stock, par value $1.00 per share; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, par value $1.00 per share; 30,000,000 shares authorized; 10,503,312 and 11,320,095 shares outstanding at March 31, 2007 and December 31, 2006, respectively (net of shares in treasury)	14,374	14,374
Additional capital	87,161	86,471
Retained earnings	90,562	82,337
Treasury stock, at cost; 3,870,836 and 3,054,053 shares at March 31, 2007 and December 31, 2006, respectively	(122,916)	(78,505)
Accumulated other comprehensive loss, net of income tax	(41,642)	(41,378)
Total shareholders’ equity	27,539	63,299
Total liabilities and shareholders’ equity	$324,867	$358,640

United Industrial Corporation & Subsidiaries
Statements of Consolidated Cash Flows
(Dollars in Thousands)
(Unaudited)

	Three Months Ended March 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$9,195	$8,568
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (income) from discontinued operations, net of income tax benefit (provision)	830	(916)
Amortization of debt issuance cost and deferred financing costs	305	309
Depreciation and amortization	3,941	2,767
Stock-based compensation	798	362
Deferred income tax benefit	(308)	(109)
Excess tax benefit from stock-based compensation	(9)	(764)
Other, net	(12)	(5)
Changes in operating assets and liabilities	(2,928)	(4,059)
Net cash provided by operating activities from continuing operations	11,812	6,153
Net cash (used in) provided by operating activities from discontinued operations	(483)	1,697
Net cash provided by operating activities	11,329	7,850

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(2,192)	(1,453)
Net cash used in investing activities from discontinued operations	—	(13)
Net cash used in investing activities	(2,192)	(1,466)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facility	5,000	—
Repayment of long-term debt	(2,879)	(321)
Decrease in deposits and restricted cash	—	2,295
Proceeds from exercise of stock options	165	1,222
Excess tax benefit from stock-based compensation	9	764
Dividends paid	(1,100)	(1,127)
Purchase of treasury shares	(44,693)	—
Net cash (used in) provided by financing activities	(43,498)	2,833

(Decrease) increase in cash and cash equivalents	(34,361)	9,217
Cash and cash equivalents at beginning of period	39,158	77,496 (1)
Cash and cash equivalents at end of period	$4,797	$86,713

(1)             Includes cash reported in assets held for sale of $14,363 at January 1, 2006.

United Industrial Corporation & Subsidiaries
Non-GAAP Financial Data from Continuing Operations
(Dollars in Thousands)
(Unaudited)

	Three Months Ended March 31,
	2007	2006

EBITDA	$20,764	$15,587
Deduct:
Depreciation and amortization	(3,941)	(2,767)
Interest expense, net	(901)	(458)
Provision for income taxes	(5,897)	(4,710)
Income from continuing operations	$10,025	$7,652

	Three Months Ended March 31,
	2007	2006
Free cash flow
Cash provided by operating activities	$11,812	$6,153
Purchases of property and equipment	(2,192)	(1,453)
Free cash flow	$9,620	$4,700